Exhibit 99.1

BIOSCRIP COMPLETES PUBLIC OFFERING OF COMMON STOCK

DENVER, CO, June 22, 2016 – BioScrip, Inc. (NASDAQ: BIOS) (the “Company” or “BioScrip”) announced today that it has completed its previously announced underwritten public offering (the “Offering”) of 45,200,000 shares of its common stock, including 5,200,000 shares of common stock issued upon full exercise of the underwriters’ over-allotment option, at a public offering price of $2.00 per share. The Offering resulted in net proceeds of approximately $83.15 million, after deducting underwriting discounts and commissions and offering expenses. Jefferies LLC acted as the lead joint book-running manager, SunTrust Robinson Humphrey, Inc. acted as a passive book-running manager and Craig-Hallum Capital Group LLC acted as a co-manager.

The Company intends to use the net proceeds from the Offering in the following order of priority: (i) to fund the cash portion of the previously announced proposed acquisition of substantially all the assets of HS Infusion Holdings, Inc. (the “Transaction”) and pay fees and expenses in connection with the Transaction, (ii) to repay a portion of our outstanding borrowings under its revolving credit facility and (iii) for general corporate purposes. If the Transaction is not completed, we intend to use any net proceeds from the Offering (i) to repay a portion of our outstanding borrowings under our revolving credit facility and (ii) for general corporate purposes.

The Offering is being made pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission (the “SEC”). A preliminary and final prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC's website at http://www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the Offering may also be obtained from: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, New York, 10022, Telephone: 877-547-6340, Email: Prospectus_Department@Jefferies.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BioScrip, Inc.

BioScrip, Inc. is a leading national provider of infusion and home care management solutions. BioScrip partners with physicians, hospital systems, skilled nursing facilities, healthcare payors, and pharmaceutical manufacturers to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves.

Forward-Looking Statements – Safe Harbor

This press release includes statements that may constitute “forward-looking statements," that involve substantial risks and uncertainties. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts.  In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "predict," "potential," "continue"  or comparable terms. These forward-looking statements include, among others, statements about the Company’s expectations with respect to the intended use of proceeds from the Offering.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. For example, there are risks associated with the Transaction, market conditions, as well as the risks described in the prospectus supplement and the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, the Company’s annual report on Form 10-K for the year ended December 31, 2015. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company’s situation may change in the future.  All of the forward-looking statements herein are qualified by these cautionary statements.

For Further Information:

Investor Contact

Jeffrey M. Kreger

BioScrip Chief Financial Officer

(720) 697-5200

jeffrey.kreger@bioscrip.com

Media Contact

Susan J. Lewis

(303) 766-4343 or (303) 518-7100

slewis@pairelations.com